U.S. SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                     REPORT PURSUANT TO SECTION 13 OR 15 (d)
                 CURRENT OF THE SECURITIES EXCHANGE ACTS OF 1934

         Date of Report (date of earliest event reported April 11, 2003)

                                     0-30583
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                            (Commission File Number)

                           THAON COMMUNICATIONS, INC.
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        (Exact Name of small business issuer as Specified in its Charter)

                                     Nevada
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                 (State or Other Jurisdiction of Incorporation)

  0-30583                                                           87-0622329
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         (Commission File Number) (I.R.S. Employer Identification No.)

              4130 Cahuenga Blvd, Suite 215, Toluca Lake, CA 91602
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               (Address of Principal Executive Office) (Zip Code)

                                  818-655-9945

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                 Issuer's Telephone Number, Including Area Code

               130 S. Halcyon, Suite C-4, Arroyo Grande, CA 93420
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           (former Name or Former Address, Changed Since Last Report)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

On March 19, 2003, we entered into a stock purchase agreement (the "Purchase Agreement") with Practice Xpert Services Corp., a California corporation, ("Practice Xpert") engaged in the business of medical billing and practice management. Pursuant to the Purchase Agreement, which closed on April 11, 2003, we purchased 92% of Practice Xpert's outstanding common stock in exchange for newly issued shares of our common stock and shares of our Preferred Series C stock to Jonathan Doctor, Monica Dedovich, Zima Hartz, Michael Manahan (the "Selling Shareholders"). As a group, the Selling Shareholders received 153,411,925 shares of common stock and 1,845,000 shares of Preferred Series C stock, constituting 72.75% of our voting securities.

As a condition of the Purchase Agreement, on April 11, 2003, Adam Anthony, and Jeanene Morgan resigned as our officers and our board appointed Jonathan Doctor as our CEO, Michael Manahan as our Chief Financial Officer, and Zima Hartz as our Secretary.

It is anticipated that the Selling Shareholders will install new directors via a majority written consent of the shareholders at some point in the future.

ITEM 2   ACQUISITION OR DISPOSITION OF ASSETS

On March 19, 2003 we acquired 92% of the outstanding common stock of Practice Xpert. See Item 1 for material details regarding this transaction. In determining the amount of consideration for this transaction, our board of directors took into account their estimate of the value Practice Xpert as compared to the value of our company.

We now own Practice Xpert as a majority-owned subsidiary and plan to continue the business of Practice Xpert as our business.

ITEM 5.  OTHER EVENTS.

Effective April 14, 2003, Jonathan Doctor and Michael Manahan were appointed to our board of directors, filling two vacancies on our board.

Jonathan Doctor, age 40, serves as Chairman, President, and CEO for Practice Xpert Services Corp, a company he co-founded in August 2001. From December 2000 to July 2001 Mr. Doctor was a director at Parkstone Medical Information Systems. From August 1999 to November 2001 he was President of Care Delivery Solutions Corporation. Prior to that Mr. Doctor served as Vice-President, Systems Development of Salick Health Care Inc. from July, 1997 to May, 2000.

Michael Manahan, age 47, has served as Chief Financial Officer of Practice Xpert Services Corp. since September, 2001. Mr. Manahan is also President of Magnum Financial Group, LLC, a company he co-founded in April, 1998.

In February 2002, the Securities and Exchange Commission ("SEC") filed a civil action for violations of federal securities laws, against a public entity and certain of its shareholders and officers, and against Mr. Manahan and his company, Magnum Financial Group, LLC ("Magnum"), who had been providing investor relations services to the public company. On or about February 15, 2002, Mr. Manahan and Magnum consented to entry of a permanent injunction, enjoining them from future violations of the antifraud provisions of the securities laws, and a permanent injunction was entered on February 27, 2002. Magnum subsequently established a policy of independently verifying all information provided to it by client companies for publication and/or general distribution.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements for business acquired will be filed by amendment.

(b) Pro forma financial information will be filed by amendment.

(c) Exhibits

10.1 Stock Purchase Agreement, dated March 13, 2003. Incorporated by reference to the Company's Annual Report on Form 10-KSB, filed on April 11, 2003 as SEC File No. 000-30583.



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned hereunto duly authorized.

                           Thaon Communications, Inc.


Dated:  April 21, 2003          /S/ Jonathan Doctor
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                                By:  Jonathan Doctor
                                Its:  Chief Executive Officer